UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2005

__________________________

COST-U-LESS, INC.

(Exact name of registrant as specified in its charter)

WASHINGTON	0-24543	91-1615590
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer) Identification No.)

3633 136th Place SE, Suite 110
Bellevue, Washington 98006

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 945-0213

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On October 5, 2005, Cost-U-Less, Inc. issued a press release announcing an increase of 9.2% in same store sales (stores open a full 13 months), for the five weeks ended September 25, 2005 compared to a same store sales increase of 10.4% for the corresponding period a year ago. Same store sales for the five weeks ended September 25, 2005 benefited from the Company’s annual Anniversary Sale, which occurred in the month of October in fiscal 2004. This promotion is estimated to have increased fiscal September 2005 store sales by approximately 5 to 6 percentage points compared to the corresponding period a year ago.

Additionally, the Company announced same store sales increases of 5.5% and 5.8% for the 13 and 39 weeks ending September 25, 2005, respectively, as compared to same store sales increases of 12.5% and 14.3% for the 13 and 39 weeks ending September 26, 2004, respectively.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Cost-U-Less, Inc. press release dated October 5, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cost-U-Less, Inc.
October 5, 2005	By:	/s/ Martin Moore
Martin Moore, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Cost-U-Less, Inc. press release dated October 5, 2005

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